Exhibit 3.14

Constitution of Tronox Pigments Australia Pty Limited

ACN

Blake Dawson Level 26 181 William Street Melbourne VIC 3000 Australia T 61 3 9679 3000 F 61 3 9679 3111 Reference MMCD 03 2031 2954 ©Blake Dawson 2011

Blake Dawson

Contents

1.	PRELIMINARY		1

	1.1	Proprietary company	1
	1.2	Replaceable rules	1
	1.3	Definitions	1
	1.4	Interpretation of this document	2
	1.5	Single Director Company	3

2.	DIRECTORS		3

	2.1	Number of Directors	3
	2.2	Appointment of Directors	3
	2.3	No share qualification	4
	2.4	Cessation of Director’s appointment	4
	2.5	Removal from office	4
	2.6	Too few Directors	4
	2.7	Vacation of office by Sole Director	4

3.	ALTERNATES		5

	3.1	Appointment of Alternate	5
	3.2	Notice of Board meetings	5
	3.3	Obligations and entitlements of Alternates	5
	3.4	Termination of appointment	5
	3.5	Appointments and revocations in writing	5

4.	POWERS OF THE BOARD		6

	4.1	Powers generally	6
	4.2	Exercise of powers	6

5.	EXECUTING NEGOTIABLE INSTRUMENTS		6

6.	MANAGING DIRECTOR		6

	6.1	Appointment and power of Managing Director	6
	6.2	Termination of appointment of Managing Director	6

7.	DELEGATION OF BOARD POWERS		7

	7.1	Power to delegate	7
	7.2	Power to revoke delegation	7
	7.3	Terms of delegation	7
	7.4	Proceedings of committees	7

8.	DIRECTORS’ DUTIES AND INTERESTS		7

	8.1	Compliance with duties under the Act and general law	7
	8.2	Director can hold other offices etc	7
	8.3	Disclosure of interests	7
	8.4	Director interested in a matter	8
	8.5	Agreements with third parties	8
	8.6	Directors acting in the best interests of the holding company	8

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9.	DIRECTORS’ REMUNERATION		8

	9.1	Remuneration of Executive Directors	8
	9.2	Remuneration of non-executive Directors	8
	9.3	Additional Remuneration for extra services	9
	9.4	Expenses of Directors	9
	9.5	Subsidiaries of Listed Corporations	9

10.	OFFICERS’ INDEMNITY AND INSURANCE		9

	10.1	Indemnity	9
	10.2	Insurance	10
	10.3	Former officers	10
	10.4	Deeds	10

11.	BOARD MEETINGS		10

	11.1	Convening Board meetings	10
	11.2	Notice of Board meeting	10
	11.3	Use of technology	10
	11.4	Chairing Board meetings	10
	11.5	Quorum	11
	11.6	Majority decisions	11
	11.7	Procedural rules	11
	11.8	Written resolution	11
	11.9	Additional provisions concerning written resolutions	11
	11.10	Valid proceedings	11
	11.11	Single Director Company	12

12.	MEETINGS OF MEMBERS		12

	12.1	Calling meetings of Members	12
	12.2	Notice of meeting	12
	12.3	Short notice	12
	12.4	Postponement or cancellation	12
	12.5	Fresh notice	12
	12.6	Notice to joint holders of shares	12
	12.7	Technology	13
	12.8	Accidental omission	13
	12.9	Class meetings	13

13.	PROCEEDINGS AT MEETINGS OF MEMBERS		13

	13.1	Member present at meeting	13
	13.2	Quorum	13
	13.3	Quorum not present	13
	13.4	Chairing meetings of Members	13
	13.5	Attendance by auditor and Directors	14
	13.6	Members rights suspended while call unpaid	14
	13.7	Adjournment	14
	13.8	Business at adjourned meetings	14

14.	PROXIES, ATTORNEYS AND REPRESENTATIVES		14

	14.1	Appointment of proxies	14
	14.2	Member’s attorney	14
	14.3	Deposit of proxy appointment forms and powers of attorney	14
	14.4	Corporate representatives	15
	14.5	Appointment for particular meeting, standing appointment and revocation	15
	14.6	Position of proxy or attorney if Member present	15
	14.7	Priority of conflicting appointments of attorney or representative	15

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	14.8	More than two current proxy appointments	15
	14.9	Continuing authority	15

15.	ENTITLEMENT TO VOTE		16

	15.1	Number of votes	16
	15.2	Votes of joint holders	16
	15.3	Voting restrictions	16
	15.4	Decision on right to vote	16

16.	HOW VOTING IS CARRIED OUT		17

	16.1	Method of voting	17
	16.2	Demand for a poll	17
	16.3	When and how polls must be taken	17

17.	RESOLUTIONS WITHOUT MEETINGS		17

	17.1	Written resolutions	17
	17.2	Signature of resolutions	18

18.	SECRETARY		18

	18.1	Appointment of Secretary	18
	18.2	Terms and conditions of office	18
	18.3	Cessation of Secretary’s appointment	18
	18.4	Removal from office	18

19.	MINUTES		18

	19.1	Minutes must be kept	18
	19.2	Minutes as evidence	19
	19.3	Inspection of minute books	19

20.	COMPANY SEALS		19

	20.1	Common seal	19
	20.2	Use of seals	19
	20.3	Fixing seals to documents	19

21.	FINANCIAL REPORTS AND AUDIT		19

	21.1	Company to keep financial records	19
	21.2	Financial reporting	20
	21.3	Audit	20
	21.4	Inspection of financial records and books	20

22.	SHARES		20

	22.1	Issue at discretion of Board	20
	22.2	Preference and redeemable preference shares	20
	22.3	Brokerage and commissions	20
	22.4	Surrender of shares	20

23.	CERTIFICATES		21

	23.1	Issue of share certificate	21
	23.2	Multiple certificates and joint holders	21
	23.3	Lost and worn out certificates	21

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24.	REGISTER		21

	24.1	Joint holders	21
	24.2	Nominee holders	21
	24.3	Non-beneficial holders	21

25.	PARTLY PAID SHARES		22

	25.1	Fixed instalments	22
	25.2	Prepayment of calls	22
	25.3	Calls made by Board	22
	25.4	Classes of shares	22
	25.5	Obligation to pay calls	22
	25.6	Called Amounts	23
	25.7	Proof of call	23
	25.8	Forfeiture notice	23
	25.9	Forfeiture	23
	25.10	Disposal and reissue of forfeited shares	23
	25.11	Notice of forfeiture	24
	25.12	Cancellation of forfeiture	24
	25.13	Effect of forfeiture	24
	25.14	Application of proceeds	24

26.	COMPANY LIENS		24

	26.1	Existence of liens	24
	26.2	Sale under lien	24
	26.3	Indemnity for payments required to be made by the Company	25

27.	DIVIDENDS		25

	27.1	Accumulation of reserves	25
	27.2	Payment of dividends	25
	27.3	Amount of dividend	26
	27.4	Prepayments and payments during dividend period	26
	27.5	Dividends in kind	26
	27.6	Payment of dividend by way of securities in another corporation	26
	27.7	Method of payment	26
	27.8	Joint holders’ receipt	27
	27.9	Retention of dividends by Company	27
	27.10	No interest on dividends	27

28.	TRANSFER OF SHARES		27

	28.1	Instrument of transfer	27
	28.2	Delivery of transfer and certificate	27
	28.3	Refusal to register transfer	27
	28.4	Transferor remains holder until transfer registered	28
	28.5	Powers of attorney	28

29.	TRANSMISSION OF SHARES		28

	29.1	Death of joint holder	28
	29.2	Death of single holder	28
	29.3	Transmission of shares on insolvency or mental incapacity	28
	29.4	Refusal to register holder	29

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30.	SHARE CAPITAL		29

	30.1	Capitalisation of profits	29
	30.2	Adjustment of capitalised amounts	29
	30.3	Conversion of shares	29
	30.4	Reduction of capital	29
	30.5	Payments in kind	30
	30.6	Payment in kind by way of securities in another corporation	30
	30.7	Variation of rights	30

31.	WINDING UP		30

	31.1	Entitlement of Members	30
	31.2	Distribution of assets generally	30
	31.3	No distribution of liabilities	31
	31.4	Distribution not in accordance with legal rights	31

32.	NOTICES		31

	32.1	Notices by Company	31
	32.2	Overseas Members	31
	32.3	When notice is given	31
	32.4	Business days	32
	32.5	Notice to joint holders	32
	32.6	Counting days	32

33.	UNCLAIMED MONEY		32

SCHEDULE – TERMS OF ISSUE OF PREFERENCE SHARES			33

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Blake Dawson

Constitution of Tronox Pigments Australia Pty Limited

Tronox Pigments Australia Pty Limited

ACN

1.	PRELIMINARY

1.1	Proprietary company

The Company is a proprietary company and must comply with section 113.

1.2	Replaceable rules

The replaceable rules referred to in section 141 do not apply to the Company and are replaced by the rules set out in this document.

1.3	Definitions

The following definitions apply in this document.

Act means the Corporations Act 2001 (Cth).

Alternate means an alternate Director appointed under rule 3.1.

Appointor in relation to an Alternate, means the Director who appointed the Alternate.

Approved Fees for a Director (other than an Executive Director) means fees, salary, bonuses, fringe benefits and superannuation contributions provided by the Company, but does not include:

(a)	a payment as compensation for loss of office or in connection with retirement from office (which includes resignation from office and death while in office);

(b)	an insurance premium paid by the Company or indemnity under rule 10; or

(c)	any issue or acquisition of securities.

Board  means:

(a)	if the Company is a Single Director Company, the sole Director exercising powers under the Act and this document; or

(b)	in any other case, the Directors acting collectively under this document.

Called  Amount in respect of a share means:

(a)	the amount of a call on that share that is due and unpaid; and

(b)	any amount the Board requires a Member to pay under rule 25.6.

Company means the company named at the beginning of this document whatever its name is for the time being.

Director means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

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Executive Director means a Director who is an employee of the Company or acts in an executive capacity for the Company under a contract for services and includes a Managing Director.

Interest Rate means, in respect of each rule in which that term is used:

(a)	the rate for the time being prescribed by the Board in respect of that rule; or

(b)	if no rate is prescribed, 15% each year.

Listed Corporation means a corporation that is admitted to the official list of ASX Limited.

Listing Rules means the official listing rules of ASX Limited.

Managing Director means a managing director appointed under rule 6.1.

Member means a person whose name is entered in the Register as the holder of a share.

Ordinary Resolution means a resolution passed at a meeting of Members by a majority of the votes cast by Members entitled to vote on the resolution.

Register means the register of Members kept as required by sections 168 and 169 of the Act.

Secretary means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

Single Director Company has the meaning given in rule 1.5.

Special Resolution has the meaning given by section 9 of the Act.

Voting Member in relation to a general meeting, or meeting of a class of Members, means a Member who has the right to be present and to vote on at least one item of business to be considered at that meeting.

1.4	Interpretation of this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, modified in relation to the Company, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

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(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word agreement includes an undertaking or other binding arrangement or understanding whether or not in writing.

(g)	A reference to something being written or in writing includes that thing being represented or reproduced in any mode in a visible form.

(h)	A word (other than a word defined in rule 1.3) which is defined by the Act has the same meaning in this document where it relates to the same matters as the matters for which it is defined in the Act.

(i)	A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Act.

1.5	Single Director Company

The Company is a Single Director Company if:

(a)	at the time of its registration as an Australian company, only one person had consented to be a Director; or

(b)	the Company has passed an Ordinary Resolution that it be a Single Director Company,

and the Company has not, since registration or the passing of that resolution (as the case requires), passed a resolution that it cease to be a Single Director Company and, at the relevant time, there is only one Director.

2.	DIRECTORS

2.1	Number of Directors

The Company must have at least:

(a)	if the Company is a Single Director Company, one; or

(b)	otherwise, two,

Directors (not counting Alternates) and, until otherwise decided by Ordinary Resolution, not more than six Directors (not counting Alternates).

2.2	Appointment of Directors

Subject to the maximum number of Directors for the time being fixed under rule 2.1 not being exceeded:

(a)	the Company by Ordinary Resolution; or

(b)	Members holding a majority of the issued shares of the Company conferring the right to vote, by writing delivered to the Company; or

(c)	the Board (except during a general meeting),

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may appoint a person to be a Director either to fill a casual vacancy or as an addition to the Board.

2.3	No share qualification

A Director need not be a Member.

2.4	Cessation of Director’s appointment

A person automatically ceases to be a Director if the person:

(a)	is not permitted by the Act (or an order made under the Act) to be a director;

(b)	becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	fails to attend (either personally or by an Alternate) six consecutive Board meetings (not including meetings of a committee of the Board) without leave of absence from the Board;

(e)	resigns by notice in writing to the Company; or

(f)	is removed from office under rule 2.5,

or if the person was appointed to the office for a specified period and that period expires.

2.5	Removal from office

Whether or not a Director’s appointment was expressed to be for a specified period,

(a)	the Company by Ordinary Resolution; or

(b)	Members holding a majority of the issued shares of the Company conferring the right to vote, by writing delivered to the Company,

may remove a Director from office.

2.6	Too few Directors

If the number of Directors is reduced below the minimum required by rule 2.1, the continuing Directors may act as the Board only:

(a)	to appoint Directors up to that minimum number;

(b)	to convene a meeting of Members; and

(c)	in emergencies.

2.7	Vacation of office by Sole Director

Sections 201F (2) to (5) apply if a person who is the only Director and only Member dies or ceases to be a Director as a result of mental incapacity or bankruptcy.

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3.	ALTERNATES

3.1	Appointment of Alternate

A Director (other than an Alternate) may appoint a person who is (except in the case of a Single Director Company) approved by the Board (without the vote of the Appointor) to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or act as a Director.

3.2	Notice of Board meetings

If the Appointor requests the Company to give the Alternate notice of Board meetings, the Company must do so. Unless the Appointor has requested it, the Company need not give notice of Board meetings to an Alternate.

3.3	Obligations and entitlements of Alternates

An Alternate:

(a)	may attend and vote in place of the Appointor at a Board meeting at which the Appointor is not present;

(b)	if also a Director, has a separate right to vote as Alternate;

(c)	if Alternate for more than one Appointor, has a separate right to vote in place of each Appointor;

(d)	when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights, of the Appointor as a Director; and

(e)	is entitled to reasonable travelling, accommodation and other expenses incurred in attending meetings of the Board or of the Company or while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company (but the Appointor may further remunerate the Alternate).

3.4	Termination of appointment

The Appointor may at any time revoke the appointment of a person as Alternate whether or not that appointment is for a specified period. Any appointment of an Alternate immediately ceases if:

(a)	the Appointor ceases to be a Director; or

(b)	an event occurs which would cause the Alternate to cease to be a Director under rule 2.4 if the Alternate were a Director.

3.5	Appointments and revocations in writing

The Appointor must appoint, and revoke the appointment of, any Alternate in writing. The appointment or revocation is not effective until a copy is provided to the Company.

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4.	POWERS OF THE BOARD

4.1	Powers generally

Except as otherwise required by the Act, any other applicable law, or this document, the Board:

(a)	has power to manage the business of the Company; and

(b)	may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the Members.

4.2	Exercise of powers

A power of the Board can be exercised only:

(a)	by resolution passed at a meeting of the Board or otherwise in accordance with rule 11; or

(b)	in accordance with a delegation of the power under rule 6 or 7.

5.	EXECUTING NEGOTIABLE INSTRUMENTS

Negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company by being signed by two Directors or a Director and Secretary or in such other manner (including the use of facsimile signatures if thought appropriate) as the Board may decide.

6.	MANAGING DIRECTOR

6.1	Appointment and power of Managing Director

The Board may appoint one or more persons to be a Managing Director either for a specified term or without specifying a term. Subject to this document, a Managing Director has all the duties, and can exercise all the powers and rights, of a Director.

The Board may delegate any of the powers of the Board to a Managing Director:

(a)	on the terms and subject to any restrictions the Board decides; and

(b)	so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

This rule does not limit rule 7.

6.2	Termination of appointment of Managing Director

The appointment of a Managing Director terminates if:

(a)	the Managing Director ceases for any reason to be a Director; or

(b)	the Board removes the Managing Director from the office of Managing Director (which, without affecting the rights of the Managing Director under any contract between the Company and the Managing Director, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

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7.	DELEGATION OF BOARD POWERS

7.1	Power to delegate

The Board may delegate any of its powers as permitted by section 198D.

7.2	Power to revoke delegation

The Board may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.

7.3	Terms of delegation

A delegation of powers under rule 7.1 may be made:

(a)	for a specified period or without specifying a period; and

(b)	on the terms (including power to further delegate) and subject to any restrictions the Board decides.

A document of delegation may contain the provisions for the protection and convenience of those who deal with the delegate that the Board thinks appropriate.

7.4	Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the rules of this document which regulate the meetings and proceedings of the Board.

8.	DIRECTORS’ DUTIES AND INTERESTS

8.1	Compliance with duties under the Act and general law

Each Director must comply with his or her duties under the Act and under the general law.

8.2	Director can hold other offices etc

A Director may:

(a)	hold any office or place of profit or employment other than that of the Company’s auditor or any director or employee of the auditor;

(b)	be a Member of any corporation (including the Company) or partnership other than the Company’s auditor;

(c)	be a creditor of any corporation (including the Company) or partnership; or

(d)	enter into any agreement with the Company.

8.3	Disclosure of interests

Each Director must comply with the general law in respect of disclosure of conflicts of interest and with section 191 in respect of disclosure of material personal interests.

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8.4	Director interested in a matter

If a Director has an interest in a matter that relates to the affairs of the Company and either the Director discloses the interest under section 191 or it is not required to be disclosed under section 191:

(a)	the Director may be counted in a quorum at a Board meeting that considers, and may vote on, any matter that relates to the interest;

(b)	the Company may proceed with any transaction that relates to the interest and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)	the Director may retain benefits under the transaction even though the Director has the interest; and

(d)	the Company cannot avoid the transaction merely because of the existence of the interest.

If the interest is required to be disclosed under section 191, paragraph (c) applies only if it is disclosed before the transaction is entered into.

8.5	Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)	fails to make a disclosure of an interest; or

(b)	is present at, or counted in the quorum for, a Board meeting that considers, votes on, or participates in the execution of, that agreement.

8.6	Directors acting in the best interests of the holding company

If the Company is a wholly-owned subsidiary of a body corporate, a Director is authorised to act in the best interests of that body corporate if:

(a)	the Director acts in good faith in the best interests of the body corporate; and

(b)	the Company is not insolvent at the time the Director acts and does not become insolvent because of the Director’s act.

9.	DIRECTORS’ REMUNERATION

9.1	Remuneration of Executive Directors

Subject to any contract with the Company (and if the Company is a subsidiary of a Listed Corporation, to the Listing Rules), the Board may fix the remuneration of each Executive Director. Subject to rule 9.5, that remuneration may consist of salary, bonuses, commission on profits or dividends, participation in profits or any other elements.

9.2	Remuneration of non-executive Directors

The Directors (other than the Executive Directors and those who are Directors only because they are Alternates) are entitled to be paid, out of the funds of the Company, an amount of Approved Fees which:

(a)	does not in any year exceed in aggregate the amount last fixed by Ordinary Resolution;

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(b)	is allocated among them:

(i)	on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

(ii)	as otherwise decided by the Board; and

(c)	is provided in the manner the Board decides, which may include provision of non-cash benefits.

If the Board decides to include non-cash benefits in the Approved Fees of a Director, the Board must also decide the manner in which the value of those benefits is to be calculated for the purposes of this rule.

9.3	Additional Remuneration for extra services

If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including going or living away from the Director’s usual residential address), the Company may remunerate that Director for doing so. Remuneration under this rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under rule 9.1 or 9.2.

9.4	Expenses of Directors

The Company may pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)	in attending meetings of the Company, the Board, or a committee of the Board;

(b)	on the business of the Company; or

(c)	in carrying out duties as a Director.

9.5	Subsidiaries of Listed Corporations

If the Company is a subsidiary of a Listed Corporation, it must not pay Directors remuneration that is calculated as a commission on, or percentage of, operating revenue.

10.	OFFICERS’ INDEMNITY AND INSURANCE

10.1	Indemnity

Subject to and so far as permitted by the Act, the Competition and Consumer Act 2010 (Cth) and any other applicable law:

(a)	the Company must indemnify every officer of the Company and its wholly owned subsidiaries and may indemnify its auditor against a Liability incurred as such an officer or auditor to a person (other than the Company or a related body corporate) including a Liability incurred as a result of appointment or nomination by the Company or subsidiary as a trustee or as an officer of another corporation, unless the Liability arises out of conduct involving a lack of good faith; and

(b)	the Company may make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency or a liquidator.

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In this rule, Liability means a liability of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency or a liquidator.

10.2	Insurance

Subject to the Act and any other applicable law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

10.3	Former officers

The indemnity in favour of officers under rule 10.1 is a continuing indemnity. It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.

10.4	Deeds

Subject to the Act, the Competition and Consumer Act 2010 (Cth) and any other applicable law, the Company may, without limiting a person’s rights under this rule 10, enter into an agreement with a person who is or has been an officer of the Company or any of the Company’s subsidiaries, to give effect to the rights of the person under this rule 10 on any terms and conditions that the Board thinks fit.

11.	BOARD MEETINGS

11.1	Convening Board meetings

A Director may at any time, and a Secretary must on request from a Director, convene a Board meeting.

11.2	Notice of Board meeting

The convenor of each Board meeting:

(a)	must give reasonable notice of the meeting (and, if it is adjourned, of its resumption) individually to each Director and each Alternate in respect of whom the Appointor has given notice under rule 3.2 requiring notice of Board meetings to be given to that Alternate; and

(b)	may give that notice orally (including by telephone) or in writing,

but failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

11.3	Use of technology

A Board meeting may be held using any means of audio or audio-visual communication by which each Director participating can hear and be heard by each other Director participating or in any other way permitted by section 248D. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of two or more places, at the place where the chairman of the meeting is located.

11.4	Chairing Board meetings

The Board may elect a Director to chair its meetings and decide the period for which that Director holds that office. If there is no chairman of Directors or the chairman is not present at the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

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11.5	Quorum

Unless the Board decides otherwise, the quorum for a Board meeting is two Directors and a quorum must be present for the whole meeting. An Alternate who is also a Director or a person who is an Alternate for more than one Appointor may only be counted once toward a quorum. A Director is treated as present at a meeting held by audio or audio-visual communication if the Director is able to hear and be heard by all others attending. If a meeting is held in another way permitted by section 248D, the Board must resolve the basis on which Directors are treated as present.

11.6	Majority decisions

A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution. The chairman of a Board meeting does not have a second or casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

11.7	Procedural rules

The Board may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

11.8	Written resolution

If all the Directors entitled to receive notice of a Board meeting and to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, a Board resolution in those terms is passed at the time when the last Director signs.

11.9	Additional provisions concerning written resolutions

For the purpose of rule 11.8:

(a)	two or more separate documents in identical terms, each of which is signed by one or more Directors, are treated as one document;

(b)	signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

(c)	signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity; and

(d)	a facsimile or electronic message containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document signed by that Director at the time of its receipt by the Company.

11.10	Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or Member of a committee is valid even if it is later discovered that:

(a)	there was a defect in the appointment of the person; or

(b)	the person was disqualified from continuing in office, voting on the resolution or doing the thing.

Blake Dawson

11.11	Single Director Company

If the Company is a Single Director Company:

(a)	a written record of a decision to a particular effect made by the sole Director counts as the passing by the Director of a resolution to that effect and has effect as minutes of that resolution and rules 11.1 to 11.10 do not apply; and

(b)	the sole Director is competent to exercise all the powers and discretions for the time being vested in or exercisable by the Board.

12.	MEETINGS OF MEMBERS

12.1	Calling meetings of Members

A meeting of Members:

(a)	may be convened at any time by the Board or a Director; and

(b)	must be convened by the Board when required by section 249D or by order made under section 249G.

12.2	Notice of meeting

Subject to rules 12.3 and 12.6, at least 21 days’ written notice of a meeting of Members must be given individually to each Member entitled to vote at the meeting, to each Director (other than an Alternate) and to the auditor (if any). Subject to any regulation made under section 249LA, the notice of meeting must comply with section 249L and may be given in any manner permitted by section 249J(3).

12.3	Short notice

Subject to section 249H(4):

(a)	if the Company has elected to convene a meeting of Members as the annual general meeting, if all the Members entitled to attend and vote agree; or

(b)	otherwise, if Members who together have power to cast at least 95% of the votes that may be cast at the meeting agree,

a resolution may be proposed and passed at a meeting of which less than 21 days’ notice has been given.

12.4	Postponement or cancellation

Subject to section 249D(5), the Board may postpone or cancel a meeting of Members by written notice given individually to each person entitled to be given notice of the meeting.

12.5	Fresh notice

If a meeting of Members is postponed or adjourned for one month or more, the Company must give new notice of the resumed meeting.

12.6	Notice to joint holders of shares

If a share is held jointly, the Company need only give notice of a meeting of Members (or of its cancellation or postponement) to the joint holder who is named first in the Register.

Blake Dawson

12.7	Technology

The Company may hold a meeting of Members at two or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate.

12.8	Accidental omission

The accidental omission to give notice to, or the non-receipt of notice by, any of those entitled to it does not invalidate any resolution passed at a meeting of Members.

12.9	Class meetings

Rules 12 to 16 apply to a separate meeting of a class of Members as far as they are capable of application and modified as necessary.

13.	PROCEEDINGS AT MEETINGS OF MEMBERS

13.1	Member present at meeting

If a Member has appointed a proxy or attorney or (in the case of a Member which is a body corporate) a representative to act at a meeting of Members, that Member is taken to be present at a meeting at which the proxy, attorney or representative is present.

13.2	Quorum

Subject to section 249B, the quorum for a meeting of Members is two Voting Members. Each individual present may only be counted once toward a quorum. If a Member has appointed more than one proxy or representative only one of them may be counted toward a quorum.

13.3	Quorum not present

If a quorum is not present within 15 minutes after the time for which a meeting of Members is called:

(a)	if called as a result of a request of Members under section 249D, the meeting is dissolved; and

(b)	in any other case:

(i)	the meeting is adjourned to the day, time and place that the Board decides and notifies to Members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

(ii)	if a quorum is not present at the adjourned meeting, the meeting is dissolved.

13.4	Chairing meetings of Members

If the Board has appointed a Director to chair Board meetings, that Director may also chair meetings of Members. If:

(a)	there is no Director who the Board has appointed to chair Board meetings for the time being; or

(b)	the Director appointed to chair Board meetings is not present at the time for which a meeting of Members is called or is not willing to chair the meeting,

the Voting Members present must elect a Member or Director present to chair the meeting.

Blake Dawson

13.5	Attendance by auditor and Directors

Every Director and the auditor (if any) has the right to attend and speak at all meetings of Members whether or not a Member.

13.6	Members rights suspended while call unpaid

If a call on a share is due and unpaid, the holding of that share does not entitle the Member to be present, speak, or vote at, or be counted in the quorum for, a meeting of Members.

13.7	Adjournment

Subject to rule 12.5, the chairman of a meeting of Members at which a quorum is present:

(a)	may, with the consent of the meeting; and

(b)	must, if directed by Ordinary Resolution of the meeting,

adjourn it to another time and place.

13.8	Business at adjourned meetings

The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

14.	PROXIES, ATTORNEYS AND REPRESENTATIVES

14.1	Appointment of proxies

A Member may appoint not more than two proxies in accordance with section 249X to attend and act for the Member at a meeting of Members. An appointment of proxy must be made by written notice to the Company that complies with section 250A(1) or in any other form and mode that is, and is signed or otherwise authenticated by the Member in a manner, satisfactory to the Board. If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise, each proxy may exercise half of those votes.

14.2	Member’s attorney

A Member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of Members. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

14.3	Deposit of proxy appointment forms and powers of attorney

An appointment of a proxy or an attorney is not effective for a particular meeting of Members unless:

(a)	in the case of a proxy, the proxy appointment form and, if it is executed by an attorney, the relevant power of attorney or a certified copy of it; and

(b)	in the case of an attorney, the power of attorney or a certified copy of it,

are received by the Company at its registered office or a fax number at that office (or another address specified for the purpose in the relevant notice of meeting) at least 48 hours before the time for which the meeting was called or, if the meeting has been adjourned, before the resumption of the meeting.

Blake Dawson

14.4	Corporate representatives

A Member that is a body corporate may appoint an individual to act as its representative at meetings of Members as permitted by section 250D.

14.5	Appointment for particular meeting, standing appointment and revocation

A Member may appoint a proxy, attorney or representative to act at a particular meeting of Members or make a standing appointment and may revoke any appointment. A proxy, attorney or representative may, but need not, be a Member.

14.6	Position of proxy or attorney if Member present

The appointment of a proxy or attorney is not revoked by the Member attending and taking part in the general meeting, but if the Member votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the Member’s proxy or attorney on the resolution.

14.7	Priority of conflicting appointments of attorney or representative

If more than one attorney or representative appointed by a Member is present at a meeting of Members and the Company has not received notice of revocation of any of the appointments:

(a)	an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

(b)	subject to rule 14.7(a), an attorney or representative appointed under a more recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

14.8	More than two current proxy appointments

An appointment of proxy by a Member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of proxy from that Member which would result in there being more than two proxies of that Member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

14.9	Continuing authority

An act done at a meeting of Members by a proxy, attorney or representative is valid even if, before the act is done, the appointing Member:

(a)	dies or becomes mentally incapacitated;

(b)	becomes bankrupt or an insolvent under administration or is wound up;

(c)	revokes the appointment or revokes the authority under which the appointment was made by a third party; or

(d)	transfers the share to which the appointment relates,

unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

Blake Dawson

15.	ENTITLEMENT TO VOTE

15.1	Number of votes

Subject to section 250A(4), rules 13.6, 14, 15.2 and 15.3 and the terms on which shares are issued:

(a)	on a show of hands:

(i)	if a Member has appointed two proxies, neither of those proxies may vote;

(ii)	a Member who is present and entitled to vote and is also a proxy, attorney or representative of another Member has one vote; and

(iii)	subject to paragraphs (a)(i) and (a)(ii), every individual present who is a Member, or a proxy, attorney or representative of a Member, entitled to vote has one vote; and

(b)	on a poll, a Member has one vote for every share held.

The chairman of a meeting of Members does not have a second or casting vote. If an equal number of votes is cast for and against a resolution the matter is decided in the negative.

15.2	Votes of joint holders

If there are joint holders of a share, any one of them may vote at a meeting of Members, in person or by proxy, attorney or representative, as if that holder were the sole owner of the share. If more than one of the joint holders of a share (including, for the purposes of this rule, joint legal personal representatives of a dead Member) are present at a meeting of Members, in person or by proxy, attorney or representative, and tender a vote in respect of the share, the Company may only count the vote cast by, or on behalf of, the most senior joint holder who tenders a vote. For this purpose, seniority depends on the order in which the names of the joint holders are listed in the Register.

15.3	Voting restrictions

If:

(a)	the Act requires that some Members do not vote on a resolution, or that votes cast by some Members be disregarded, in order for the resolution to have an intended effect; and

(b)	the notice of the meeting at which the resolution is proposed states that fact,

those Members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those Members. If a proxy purports to vote in a way or in circumstances that contravene section 250A(4), on a show of hands the vote is invalid and the Company must not count it and on a poll rule 16.3(c) applies.

15.4 Decision on right to vote

A Voting Member or Director may challenge a person’s right to vote at a meeting of Members. A challenge may only be made at the meeting. A challenge, or any other doubt as to the validity of a vote, must be decided by the chairman, whose decision is final.

Blake Dawson

16.	HOW VOTING IS CARRIED OUT

16.1	Method of voting

A resolution put to the vote at a meeting of Members must be decided on a show of hands unless a poll is demanded under rule 16.2 either before or on declaration of the result of the vote on a show of hands. Unless a poll is demanded, the chairman’s declaration of a decision on a show of hands is final.

16.2	Demand for a poll

A poll may be demanded on any resolution (except a resolution concerning the election of the chairman of a meeting) by:

(a)	a Member entitled to vote on the resolution; or

(b)	Members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the midnight before the poll is demanded); or

(c)	the chairman.

The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn.

16.3	When and how polls must be taken

If a poll is demanded:

(a)	if the resolution is for the adjournment of the meeting, the poll must be taken immediately and, subject to rule 16.3(c), in the manner that the chairman of the meeting directs;

(b)	in all other cases, the poll must be taken at the time and place and, subject to rule 16.3(c), in the manner that the chairman of the meeting directs;

(c)	votes which section 250A(4) requires to be cast in a given way must be treated as cast in that way;

(d)	a person voting who has the right to cast two or more votes need not cast all those votes and may cast those votes in different ways; and

(e)	the result of the poll is the resolution of the meeting at which the poll was demanded.

17.	RESOLUTIONS WITHOUT MEETINGS

17.1	Written resolutions

Subject to section 249A(1), the Company may pass a resolution without a general meeting being called or held if the resolution is set out in a document:

(a)	if the Company has only one Member, signed in the manner set out in section 249B; or

(b)	if the Company has more than one Member, signed in the manner set out in section 249A.

Blake Dawson

17.2	Signature of resolutions

The Company may treat a document on which a facsimile or electronic signature appears or which is otherwise acknowledged by a Member in a manner satisfactory to the Board as being signed by that Member.

18.	SECRETARY

18.1	Appointment of Secretary

The Board may appoint one or more individuals to be a Secretary either for a specified term or without specifying a term.

18.2	Terms and conditions of office

A Secretary holds office on the terms (including as to remuneration) that the Board decides. The Board may vary any decision previously made by it in respect of a Secretary.

18.3	Cessation of Secretary’s appointment

A person automatically ceases to be a Secretary if the person:

(a)	is not permitted by the Act (or an order made under the Act) to be a secretary of a company;

(b)	becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	resigns by notice in writing to the Company; or

(e)	is removed from office under rule 18.4.

18.4	Removal from office

The Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

19.	MINUTES

19.1	Minutes must be kept

The Board must cause minutes of:

(a)	proceedings and resolutions of meetings of the Company’s Members;

(b)	the names of Directors present at each Board meeting or committee meeting;

(c)	proceedings and resolutions of Board meetings (including meetings of a committee to which Board powers are delegated under rule 7);

(d)	resolutions passed by Members without a meeting;

(e)	resolutions passed by Directors, and declarations made by a single Director, without a meeting; and

Blake Dawson

(f)	disclosures and notices of Directors’ interests,

to be kept in accordance with sections 191, 192 and 251A.

19.2	Minutes as evidence

A minute recorded and signed in accordance with section 251A is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

19.3	Inspection of minute books

The Company must allow Members to inspect, and provide copies of, the minute books for the meetings of Members and for resolutions of Members passed without meetings in accordance with section 251B.

20.	COMPANY SEALS

20.1	Common seal

The Board:

(a)	may decide whether or not the Company has a common seal; and

(b)	is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2).

20.2	Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board. The Board must not authorise the use of a seal that does not comply with section 123.

20.3	Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)	if the Company is a Single Director Company and the sole Director is also the sole Secretary, by that person; or

(b)	otherwise, by two Directors or one Director and one Secretary; or

(c)	(in either case) by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

If the fixing of the seal is witnessed in accordance with rule 20.3(a), a statement by the witness that the witness is the sole director and sole company secretary of the Company should appear next to the signature but the absence of that statement does not affect the validity of the execution.

21.	FINANCIAL REPORTS AND AUDIT

21.1	Company to keep financial records

The Board must cause the Company to keep written financial records that:

(a)	correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

Blake Dawson

(b)	would enable true and fair financial statements to be prepared and audited,

and must allow a Director to inspect those records at all reasonable times.

21.2	Financial reporting

If required by Part 2M.3, the Board must cause the Company to prepare a financial report and a directors’ report that comply with that Part and must report to Members in accordance with section 314 no later than the deadline set by section 315.

21.3	Audit

Unless section 301(2) applies, the Board must cause the Company’s financial report (if any) for each financial year to be audited and obtain an auditor’s report. The eligibility, appointment, removal, remuneration, rights and duties of the auditor (if any) are regulated by Division 3 of Part 2M.3, Divisions 1 to 6 of Part 2M.4 and sections 1280,1289,1299B and 1299C.

21.4	Inspection of financial records and books

Subject to rule 19.3 and section 247A, a Member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board or by a resolution of Members.

22.	SHARES

22.1	Issue at discretion of Board

Subject to section 259C, the Board may, on behalf of the Company, Issue, grant options over or otherwise dispose of unissued shares to any person on the terms, with the rights, and at the times that the Board decides.

22.2	Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed). The rights attached to preference shares are:

(a)	unless other rights have been approved by Special Resolution of the Company, the rights set out in the schedule; or

(b)	the rights approved by Special Resolution of the Company as applicable to those shares.

22.3	Brokerage and commissions

The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up shares in the Company.

22.4	Surrender of shares

The Board may accept a surrender of shares:

(a)	to compromise a question as to whether those shares have been validly issued; or

(b)	if surrender is otherwise within the Company’s powers.

The Company may sell or reissue surrendered shares in the same way as forfeited shares.

Blake Dawson

23.	CERTIFICATES

23.1	Issue of share certificate

The Company must issue a certificate of title to shares that complies with section 1070C and deliver it to the holder of those shares in accordance with section 1071H.

23.2	Multiple certificates and joint holders

If a Member requests the Company to issue several certificates each for a part of the shares registered in the Member’s name, the Company must do so. For this purpose, joint holders of shares are a single Member. The Company may issue only one certificate that relates to each share registered in the names of two or more joint holders and may deliver the certificate to any of those joint holders.

23.3	Lost and worn out certificates

If a certificate:

(a)	is lost or destroyed and the owner of the relevant securities applies in accordance with section 1070D(5), the Company must; or

(b)	is defaced or worn out and is produced to the Company, the Company may,

issue a new certificate in its place.

24.	REGISTER

24.1	Joint holders

If the Register names two or more joint holders of a share, the Company must treat the person named first in the Register in respect of that share as the sole owner of it for all purposes (including the giving of notice) except in relation to:

(a)	delivery of certificates (to which rule 23.2 applies);

(b)	the right to vote (to which rule 15.2 applies);

(c)	the power to give directions as to payment of, or a receipt for, dividends (to which rules 27.7 and 27.8 apply);

(d)	liability for instalments or calls (which, subject to section 1072E(8), is joint and several); and

(e)	transfer.

24.2	Nominee holders

A registered holder of shares who holds them as trustee for, or otherwise on behalf of or on account of, a body corporate, must give the Company written notice of that fact in accordance with section 1072E(11).

24.3	Non-beneficial holders

Subject to sections 169(5A) and 1072E, unless otherwise ordered by a court of competent jurisdiction or required by statute, the Company:

(a)	may treat the registered holder of any share as the absolute owner of it; and

(b)	need not recognise any equitable or other claim to or interest in a share by any person except a registered holder.

Blake Dawson

25.	PARTLY PAID SHARES

25.1	Fixed instalments

If a share is issued on terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due. If the registered holder does not do so, rules 25.6 to 25.14 apply as if the registered holder had failed to pay a call.

25.2	Prepayment of calls

The Board may:

(a)	accept prepayment of some or all of the amount unpaid on a share above the sums actually called as a payment in advance of calls;

(b)	agree:

(i)	to payment by the Company of interest at a rate no higher than the Interest Rate on that part of the advance payment which for the time being exceeds the aggregate amount of the calls then made on the shares in respect of which it was paid; or

(ii)	that the amount paid in advance will be taken into account in calculating participation in profit or ascertaining entitlement to surplus on a winding up or other distributions attributable to that share; and

(c)	unless otherwise agreed between the Member and the Company, repay the sum.

25.3	Calls made by Board

Subject to the terms of issue of a share and to any Special Resolution passed under section 254N, the Board may:

(a)	make calls on a Member for some or all of the money unpaid on a share held by that Member;

(b)	make a call payable by instalments; and

(c)	revoke or postpone a call,

and must give the relevant Member written notice of the call specifying to whom the call must be paid and the time for payment (which must be at least 14 days after the notice is given).

25.4	Classes of shares

The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares. The Board may make different calls on different classes of shares.

25.5	Obligation to pay calls

Subject to section 1072E(8), a Member subject to a call must pay the amount of the call to the payee named in the notice of call no later than the time specified in the notice. Joint holders of a share are jointly and severally liable for calls.

Blake Dawson

25.6	Called Amounts

If a call is not paid on or before the day specified for payment, the Board may require the Member liable for the call to pay:

(a)	interest on the amount of the call at the Interest Rate from that day until payment is made; and

(b)	all costs and expenses incurred by the Company because payment was not made on that day.

25.7	Proof of call

If, on the hearing of an action for recovery of a Called Amount, it is proved that:

(a)	the minute books of the Company record the Board’s resolution making the call;

(b)	notice of the call was given under rule 25.3; and

(c)	the person sued appears in the Register as a holder of the share in respect of which the call was made,

proof of those matters is conclusive proof of the debt.

25.8	Forfeiture notice

At any time until a Called Amount is paid, the Board may give the relevant Member a notice which:

(a)	requires the Member to pay the Called Amount;

(b)	specifies a date at least 14 days after the date of the notice by which and a place at which payment must be made; and

(c)	states that if payment is not made at that place on or before that date, the share to which the call relates is liable to be forfeited.

25.9	Forfeiture

If the requirements of a notice given under rule 25.8 are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the Called Amount is paid.

25.10	Disposal and reissue of forfeited shares

A share forfeited under rule 25.9 immediately becomes the property of the Company and the Board, on behalf of the Company, may:

(a)	reissue the share with or without any money paid on it by any former holder credited as paid; or

(b)	sell or otherwise dispose of the share, and execute and register a transfer of it,

to the person and on the terms it decides. The title of the new holder is not affected by any irregularity in the forfeiture or the reissue, sale or disposal and the sole remedy of any person previously interested in the share is damages which may be recovered only from the Company. The new holder is not liable for the Called Amount.

Blake Dawson

25.11	Notice of forfeiture

The Company must promptly:

(a)	give notice of the forfeiture of a share to the Member who held the share immediately before the resolution for forfeiture was passed; and

(b)	enter the forfeiture and its date in the Register.

A written declaration that a share was forfeited on a specified date and notice of forfeiture was given in accordance with this document signed by a Director or Secretary is, in the absence of proof to the contrary, evidence of those facts and of the Company’s right to dispose of the share.

25.12	Cancellation of forfeiture

The Board may cancel the forfeiture of a share on any terms at any time before it disposes of that share under rule 25.10.

25.13	Effect of forfeiture

A person who held a share which has been forfeited under rule 25.9 ceases to be a Member in respect of that share but remains liable to pay the Called Amount until it is paid in full. The Board may elect not to enforce payment of an amount due to the Company under this rule.

25.14	Application of proceeds

The Company must:

(a)	apply the net proceeds of any reissue, sale or disposal of a forfeited share under rule 25.10 (after payment of all costs and expenses) to satisfy the Called Amount; and

(b)	pay any surplus to the person who held the share immediately before forfeiture.

26.	COMPANY LIENS

26.1	Existence of liens

Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each share for:

(a)	all money called or payable at a fixed time in respect of that share (including money payable under rule 25.6) whether or not payment is due;

(b)	all money owed to the Company by a registered holder; and

(c)	amounts for which the Company is indemnified under rule 26.3.

The lien extends to all dividends payable in respect of the share and to proceeds of sale of the share.

26.2	Sale under lien

If:

(a)	the Company has a lien on a share;

Blake Dawson

(b)	an amount secured by the lien is due and payable;

(c)	the Company has given notice to the Member registered as the holder of the share:

(i)	requiring payment of the amount which is due and payable and secured by the lien; and

(ii)	specifying a date (at least 14 days after the date of the notice) by which and a place at which payment of that amount must be made; and

(d)	the requirements of the notice given under paragraph (c) are not fulfilled,

the Company may sell the share as if it had been forfeited under rule 25.9 and rules 25.10 and 25.14 apply, to the extent practical and modified as necessary, as if the amount referred to in paragraph (b) were the Called Amount in respect of that share.

26.3	Indemnity for payments required to be made by the Company

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a Member or referable to a share held by that Member (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that Member, the Company:

(a)	is fully indemnified by that Member from that liability;

(b)	may recover as a debt due from the Member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of repayment by the Member; and

(c)	may refuse to register a transfer of any share by that Member until the debt has been paid to the Company.

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the Member, any such right or remedy is enforceable by the Company.

27.	DIVIDENDS

27.1	Accumulation of reserves

The Board may:

(a)	set aside out of profits of the Company reserves to be applied, in the Board’s discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)	carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)	do both.

27.2	Payment of dividends

Subject to the Act, rules 27.3 and 27.9, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment. The Company does not incur a debt merely by fixing the amount or time for payment of a dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a dividend may be revoked by the Board at any time before then.

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27.3	Amount of dividend

Subject to the terms of issue of shares, the Company may pay a dividend on one class of shares to the exclusion of another class. Subject to rule 27.4, each share of a class on which the Board resolves to pay a dividend carries the right to participate in the dividend in the same proportion that the amount for the time being paid on the share bears to the total issue price of the share.

27.4	Prepayments and payments during dividend period

For	the purposes of rule 27.3:

(a)	unless the Board has agreed otherwise under rule 25.2(b)(ii), an amount paid in advance of calls is not taken into account as part of the amount for the time being paid on a share; and

(b)	if an amount was paid on a share during the period to which a dividend relates, the Board may resolve that only the proportion of that amount which is the same as the proportion which the period from the date of payment to the end of the period to which the dividend relates bears to the total period to which the dividend relates counts as part of the amount for the time being paid on the share.

27.5	Dividends in kind

The Board may resolve to pay a dividend in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options. If the Board satisfies a dividend by distribution of specific assets, the Board may:

(a)	fix the value of any asset distributed;

(b)	make cash payments to Members on the basis of the value fixed so as to adjust the rights of Members between themselves; and

(c)	vest an asset in trustees.

27.6	Payment of dividend by way of securities in another corporation

Where the Company satisfies a dividend by way of distribution of specific assets, being shares or other securities in another corporation, each Member is taken to have agreed to become a Member of that corporation and to have agreed to be bound by the constitution of that corporation. Each Member also appoints each Director and each Secretary their agent and attorney to:

(a)	agree to the Member becoming a Member of that corporation;

(b)	agree to the Member being bound by the constitution of that corporation; and

(c)	execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that Member.

27.7	Method of payment

The Company may pay any cash dividend, interest or other money payable in respect of shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

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(a)	the address of the Member (or in the case of a jointly held share, the address of the joint holder named first in the Register); or

(b)	to any other address the Member (or in the case of a jointly held share, all the joint holders) directs in writing.

27.8	Joint holders’ receipt

Any one of the joint holders of a share may give an effective receipt for any dividend, interest or other money payable in relation to that share.

27.9	Retention of dividends by Company

The Company may retain the dividend payable on a share:

(a)	of which a person seeks to be registered as the holder under rule 29.2 or 29.3, until that person is registered as the holder of that share or transfers it; or

(b)	on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists.

27.10	No interest on dividends

No Member may claim, and the Company must not pay, interest on a dividend (either in money or kind).

28.	TRANSFER OF SHARES

28.1	Instrument of transfer

Subject to rule 28.2, a Member may transfer a share by a document the form of which is permitted by law and which is signed by or on behalf of both the transferor and the transferee. The Company must not register a transfer that does not comply with this rule.

28.2	Delivery of transfer and certificate

A document of transfer must be:

(a)	delivered to the registered office of the Company or the address of the Register last notified to Members by the Company;

(b)	accompanied by the certificate for the shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

(c)	marked with payment of any stamp duty payable.

Property in and title to a document of transfer that is delivered to the Company (but not the shares to which it relates) passes to the Company on delivery.

28.3	Refusal to register transfer

The Board, without giving any reason, may refuse to register a transfer of shares and, subject to section 259C, must not register a transfer to a subsidiary of the Company. If the Board refuses to register a transfer, the Company must give the transferee notice of the refusal within two months after the date on which the transfer was delivered to it.

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28.4	Transferor remains holder until transfer registered

The transferor of a share remains the holder of it until the transfer is registered and the name of the transferee is entered in the Register in respect of it.

28.5	Powers of attorney

The Company may assume, as against a Member, that a power of attorney granted by that Member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

(a)	the revocation of the power of attorney; or

(b)	the death, dissolution or insolvency of the Member.

29.	TRANSMISSION OF SHARES

29.1	Death of joint holder

The Company must recognise only the surviving joint holders as being entitled to shares registered jointly in the names of a deceased Member and others. The estate of the deceased joint holder is not released from any liability in respect of the shares.

29.2	Death of single holder

The Company must not recognise any one except the legal personal representative of the deceased Member as having any title to shares registered in the sole name of a deceased Member. If the personal representative gives the Board the documents described in section 1071B(9) or 1071B(13) or other information that satisfies the Board of the representative’s entitlement to be registered as holder of the shares:

(a)	subject to rules 28.3 and 29.4 the Company must register the personal representative as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

(b)	whether or not registered as the holder of the shares, the personal representative:

(i)	may, subject to rule 28, transfer the shares to another person; and

(ii)	has the same rights as the deceased Member.

29.3	Transmission of shares on insolvency or mental incapacity

Subject to the Bankruptcy Act 1966, if a person entitled to shares because of the insolvency or mental incapacity of a Member gives the Board the information it reasonably requires to establish the person’s entitlement to be registered as holder of the shares:

(a)	subject to rules 28.3 and 29.4 the Company must register that person as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and
(b)	whether or not registered as the holder of the shares, that person:

(i)	may, subject to rule 28, transfer the shares to another person; and

(ii)	has the same rights as the insolvent or incapable Member.

If section 1072C applies, this rule is supplemental to it.

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29.4	Refusal to register holder

The Company has the same right to refuse to register a personal representative or person entitled to shares on the insolvency or mental incapacity of a Member as it would have if that person was the transferee named in a transfer signed by a living, solvent, competent Member.

30.	SHARE CAPITAL

30.1	Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to Members. Subject to the terms of issue of shares, Members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

30.2	Adjustment of capitalised amounts

The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of Members among themselves including:

(a)	fix the value of specific assets;

(b)	issue fractional certificates;

(c)	make cash payments to Members on the basis of the value fixed or on the basis that fractional entitlements are disregarded so as to adjust the rights of Members between themselves; and

(d)	vest cash or specific assets in trustees.

30.3	Conversion of shares

Subject to Part 2H.1 and rules 22.2 and 30.7, the Company may convert:

(a)	an ordinary share into a preference share;

(b)	a preference share into an ordinary share; and

(c)	all or any of its shares into a larger or smaller number of shares by Ordinary Resolution.

30.4	Reduction of capital

The Company may reduce its share capital:

(a)	by reduction of capital in accordance with Division 1 of Part 2J.1;

(b)	by buying back shares in accordance with Division 2 of Part 2J.1;

(c)	in the ways permitted by sections 258E and 258F; or

(d)	in any other way for the time being permitted by the Act.

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30.5	Payments in kind

Where the Company reduces its share capital in accordance with Division 1 of Part 2J.1, it may do so by way of payment of cash, distribution of specific assets (including shares or other securities in another corporation), or in any other manner permitted by law. If the reduction is by distribution of specific assets, the Board may:

(a)	fix the value of any assets distributed;

(b)	make cash payments to Members on the basis of the value fixed so as to adjust the rights of Members between themselves; and

(c)	vest an asset in trustees.

30.6	Payment in kind by way of securities in another corporation

Where the Company reduces its share capital by way of distribution of specific assets, being shares or other securities in another corporation, each Member is taken to have agreed to become a Member of that corporation and to have agreed to be bound by the constitution of that corporation. Each Member also appoints each Director and each Secretary their agent and attorney to:

(a)	agree to the Member becoming a Member of that corporation;

(b)	agree to the Member being bound by the constitution of that corporation; and

(c)	execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that Member.

30.7	Variation of rights

If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to sections 246C and 246D) be varied or cancelled only:

(a)	with the written consent of the holders of 75% of the issued shares of the affected class; or

(b)	by Special Resolution passed at a separate meeting of the holders of the issued shares of the affected class.

Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

31.	WINDING UP

31.1	Entitlement of Members

Subject to the terms of issue of shares and this rule 31, the surplus assets of the Company remaining after payment of its debts are divisible among the Members in proportion to the number of fully paid shares held by them and, for this purpose, a partly paid share is counted as a fraction of a fully paid share equal to the proportion which the amount paid on it bears to the total issue price of the share.

31.2	Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a Special Resolution:

(a)	divide the assets of the Company among the Members in kind;

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(b)	for that purpose fix the value of assets and decide how the division is to be carried out as between the Members and different classes of Members; and

(c)	vest assets of the Company in trustees on any trusts for the benefit of the Members the liquidator thinks appropriate.

31.3	No distribution of liabilities

The liquidator cannot compel a Member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

31.4	Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 31.2 which is not in accordance with the legal rights of the contributories, any contributory who would be prejudiced by it has a right to dissent and ancillary rights as if that decision were a Special Resolution passed under section 507.

32.	NOTICES

32.1	Notices by Company

A notice is properly given by the Company to a person if it is:

(a)	in writing signed on behalf of the Company (by original or printed signature);

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered personally;

(ii)	sent by prepaid mail (by airmail, if the addressee is overseas) to that person’s address;

(iii)	sent by fax to the fax number (if any) nominated by that person; or

(iv)	sent by electronic message to the electronic address (if any) nominated by that person.

32.2	Overseas Members

A Member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

32.3	When notice is given

A notice to a person by the Company is regarded as given and received:

(a)	if it is delivered personally or sent by fax or electronic message:

(i)	by 5.00 pm (local time in the place of receipt) on a business day - on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day - on the next business day; and

(b)	if it is sent by mail:

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(i)	within Australia - one business day after posting; or

(ii)	to a place outside Australia - three business days after posting.

A certificate in writing signed by a Director or Secretary stating that a notice was sent is conclusive evidence of service.

32.4	Business days

For the purposes of rule 32.3, a business day is a day that is not a Saturday, Sunday or public holiday in the place to which the notice is sent.

32.5	Notice to joint holders

Notice to joint holders of shares must be given to the joint Member named first in the Register. Every person who becomes entitled to a share is bound by every notice in respect of that share that was properly given to a person registered as the holder the share before the transfer or transmission of the share was entered in the Register.

32.6	Counting days

If a specified period must pass after a notice is given before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

33.	UNCLAIMED MONEY

The Company must deal with unclaimed dividends and distributions in accordance with the law relating to unclaimed money in the Company’s jurisdiction of registration.

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Schedule

TERMS OF ISSUE OF PREFERENCE SHARES

1.	Definitions

The following definitions apply in relation to a preference share issued under rule 22.2(a).

Dividend Amount for any Dividend Period means the amount calculated as

DA	=	AP x DR x N
365

where:

DA = Dividend Amount;

AP = amount paid on the share;

DR = Dividend Rate; and

N = number of days in the relevant Dividend Period.

Dividend Date means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

Dividend Period means:

(a)	the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

(b)	the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

(c)	the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

Dividend Rate means the rate specified in the Issue Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

Franked Dividend means a distribution franked in accordance with section 202-5 of the Tax Act.

Issue Date means the date on which the share is issued.

Issue Resolution means the resolution passed under clause 2 of this schedule.

Redeemable preference share means a preference share which the Issue Resolution specifies is liable to be redeemed:

(a)	at a fixed time or on the happening of a particular event;

(b)	at the Company’s option; or

(c)	at the holder’s option.

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Redemption Amount in relation to a redeemable preference share means the amount specified in the Issue Resolution to be paid on redemption of that share.

Redemption Date in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), or both, as applicable.

2.	Issue Resolution

If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether dividends are cumulative or non-cumulative;

(d)	the priority with respect to payment of dividends and repayment of capital over other classes of shares;

(e)	whether the share is a redeemable preference share or not, and if so:

(i)	the Redemption Amount; and

(ii)	if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a Franked Dividend or must not be a Franked Dividend.

3.	Franked Dividends

If the Issue Resolution specifies that the dividend on preference shares must be a Franked Dividend, it may also specify:

(a)	the extent to which the dividend must be franked (within the meaning of the Tax Act); and

(b)	the consequences of the dividend not being franked to that extent, which may include an increase of the dividend by an amount equal to the additional amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.	Dividend entitlement

The holder of a preference share is entitled to be paid on each Dividend Date or, in the case of the final dividend payable on the share, on the Redemption Date, in priority to any payment of dividend on any other class of shares over which the relevant Issue Resolution or rights conferred under rule 22.2(b) give it priority, a preferential dividend of the Dividend Amount for the Dividend Period ending on the day before that Dividend Date or the Redemption Date (as the case may be).

The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non-cumulative.

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5.	Priority on winding up

The holder of a preference share is entitled, on a winding up, to payment in cash of:

(a)	the amount then paid up on the share; and

(b)	if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

in priority to any payment to the holders of ordinary shares and any other class of preference share over which the relevant Issue Resolution or rights conferred under rule 22.2(b) give it priority, but has no right to participate in surplus assets and profits of the Company.

6.	Voting

The holder of a preference share has no right to vote at any meeting of Members except:

(a)	if the Issue Resolution states that dividends are cumulative, during a period during which a dividend on the share is in arrears; and

(b)	if approval of preference shareholders is required under Part 2J.1:

(i)	on a proposal to reduce the Company’s share capital; or

(ii)	on a resolution to approve the terms of a buy-back agreement,

on that proposal or resolution; and

(c)	on a proposal that affects rights attached to the share.

7.	Notices and financial reports

The Company must give the holder of a preference share notice of each meeting of Members in accordance with rule 12 and send the holder financial reports in accordance with rule 21.2.

8.	Redemption of redeemable preference shares

Subject to the Act, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing. If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 32.3(b) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque. If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with rule 33.

9.	Equal ranking issues

Subject to the terms of issue of any particular class of preference share, the issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference share is the same as or different from that applicable to that preference share.

SIGNED by each person who consents to become a Member of the Company with effect from registration as evidence of that person’s agreement to the terms of this constitution.

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SIGNED for TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED by its duly authorised officer, in the presence of:
/s/ Michael Jon Foster
Signature of officer

/s/ Catherine R. Liebelt	Michael Jon Foster
Signature of witness	Name

Catherine R. Liebelt
Name